Exhibit 32.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 10 of PGI ENERGY FUND I SERIES 2010, Inc., of our report dated April 30, 2010 relating to the financial statements which appears in such Registration Statement.

/s/ Friedman LLP

East Hanover, New Jersey
July 20, 2010